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                                                                    EXHIBIT 23.6

                        CONSENT OF DAIN RAUSCHER WESSELS

We hereby consent to the inclusion of our opinion letter dated June 27, 2001 to the Board of Directors of Borel Bank & Trust Company (the "Borel Board") as Annex E to the Registration Statement on Form S-4 (the "Registration Statement") of Boston Private Financial Holdings, Inc., the inclusion of our opinion letter dated October 12, 2001 to the Borel Board as an exhibit to the Registration Statement, and to all references to our firm and such opinions in the Joint Proxy Statement Prospectus included in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under, and we do not admit and we disclaim that we are "experts" for purposes of the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

/s/ GREG MADDING
GREG MADDING
MANAGING DIRECTOR
DAIN RAUSCHER WESSELS
SAN FRANCISCO, CA
October 11, 2001